Exhibit 10.2

G U A R A N T Y

WHEREAS, PARQUE INDUSTRIAL MEXICALI, S.A. DE C.V., a Mexican Corporation (hereinafter referred to as PIMSA) is the owner of certain real property located in the Mexicali Industrial Park I; and

WHEREAS, this Guaranty is given by COASTCAST CORPORATION (hereinafter referred to as the GUARANTOR) to induce PIMSA to enter into a Lease Agreement, with COASTCAST CORPORATION, S.A., a Mexican Corporation (hereinafter referred to as COMPANY), dated December 20, 2002, for the Leased Property located upon Lots 5, 6, 7, 8 and a portion of Lots 4 and 9 of Block 5 in the Mexicali Industrial Park I, Mexicali, Baja California, Mexico.

NOW, THEREFORE, in consideration of the foregoing, it is agreed:

1.                                    OBLIGATION OF THE GUARANTOR.     The GUARANTOR unconditionally guarantees to PIMSA, its successors and assigns, the prompt, full and complete payment and performance to PIMSA of all of the conditions, covenants, obligations, liabilities and agreements of COMPANY as set forth in the Lease Agreement, attached hereto as Exhibit “A” or any extension thereof between PIMSA and COMPANY.  This Guaranty extends to and includes any and all interest due or to become due, together with all attorneys’ fees, costs and expenses of collection incurred by PIMSA in connection with the enforcement of this Guaranty and any rights hereunder.

2.                                      TERM OF GUARANTY.     The liability of the GUARANTOR shall continue until payment is made and performance given pursuant to every obligation of the COMPANY now due or hereafter to become due in accordance with the terms of the Lease Agreement or any extension thereof, between PIMSA and COMPANY, and until payment is made of any loss or damage incurred by PIMSA with respect to any matter covered by this Guaranty.  This Guaranty shall be irrevocable.  Nothing contained herein shall impose upon GUARANTOR any greater or different liability that is or may be imposed on said COMPANY under the Lease Agreement except GUARANTOR’s liability to pay PIMSA attorneys’ fees, costs and expenses of collection incurred in proceeding against GUARANTOR hereunder.

3.                                      CONSENT TO PIMSA’S ACTS.     The GUARANTOR consents, without affecting the GUARANTOR’s liability to PIMSA hereunder, that PIMSA may, without notice to or consent of the GUARANTOR, upon such terms as it may deem advisable:

a)    Extend, in whole or in part, by renewal or otherwise at any time of payment or performance on the part of COMPANY, provided for in the Lease Agreement;

b)    Release, surrender, exchange, modify, impair or extend any period or duration, or any time for performance, or payment on the part of COMPANY, required by the Lease Agreement; and

c)    Settle or compromise any claim of PIMSA against COMPANY or against any other person, firm or corporation whose obligation is held by PIMSA as security for COMPANY’s obligation to PIMSA under the Lease Agreement.

The GUARANTOR hereby ratifies and affirms any such extension renewal, release, surrender, exchange, modification, impairment, settlement or compromise and all such acts shall be binding upon GUARANTOR who hereby waives all defenses, counterclaims or offsets which GUARANTOR might have solely by reason thereof.

4.                                      WAIVER OF GUARANTOR.    GUARANTOR waives:

a)    Notice of acceptance of this Guaranty by PIMSA.

b)    Notice of presentment, notice of nonperformance, notices of dishonor and notices of the existence, creation or incurring of new or additional indebtedness or obligations, demands for payment or performance or protest of any obligations of COMPANY to PIMSA under the Lease Agreement;

c)    Notice of the failure of any person, firm or corporation to pay to PIMSA any indebtedness held by PIMSA as collateral security for any obligation of COMPANY to PIMSA under the Lease Agreement;

d)    Any right to require PIMSA to (I) proceed against COMPANY;  (II) proceed against or exhaust any security or other lien or right of or held by PIMSA from COMPANY; or (III) pursue any other remedy in the power of PIMSA whatsoever;

e)    Any defenses, offsets or claims whatsoever which COMPANY may have against PIMSA;

f)    Any defenses, offsets or claims arising from any governmental action or intervention which wholly or partially frustrates the performance of the Lease Agreement by the COMPANY or frustrates any or all of the purposes for which the Lease Agreement was entered into;

g)    Any defects in perfection of the assignment and pledge of the rents by failure to record the Lease Agreement or any instrument of assignment and pledge in the Public Registry under Mexican Law.

5.                                      REPRESENTATIONS BY GUARANTOR.    GUARANTOR represents and warrants that neither the execution or delivery of this Agreement or the consummation hereof, nor the performance of the terms hereof will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in the creation of any lien pursuant to any other agreement or instrument under which GUARANTOR is obligated.

6.             REMEDY OF PIMSA.     In the event of any default on the part of COMPANY as defined in the Lease Agreement, PIMSA may at its option proceed in the first instance against GUARANTOR, jointly and severally, to collect any obligation covered by this Guaranty, without first proceeding against COMPANY or any other person, firm or corporation and without first resorting to any property at any time held by PIMSA as collateral security.

7.                                      MODIFICATION OF AGREEMENT.     The whole of this Guaranty is herein set forth and there is no verbal or other written agreement and no understanding or custom affecting the terms hereof.  This Guaranty can be modified only by a written instrument signed by the party to be charged therewith.

8.                                      NON-WAIVER BY PIMSA.     The liability of GUARANTOR under this Guaranty shall not be affected by the insolvency of COMPANY or PIMSA, at any time or by the acceptance by PIMSA of security, notes, acceptance, drafts or checks or by assignment, foreclosure or other dispositions thereof by PIMSA, at any time, or by PIMSA presenting or proving for allowance any secured or unsecured claim or demand or by PIMSA’s acceptance of any composition, plan of reorganization, settlement, compromise, dividend, payment or distributions; and GUARANTOR shall not be entitled to claim any right in or benefit by reason of, any such composition, plan of reorganization, settlement, compromise, dividend, payment or distribution, or in or by reason of any security held by PIMSA, or the proceeds or other disposition thereof; unless and until all of said obligations, liabilities and indebtedness, together with interest, attorneys’ fees and costs due to PIMSA under this Guaranty or under the Lease Agreement, shall have been paid in full.  Nothing contained in this Agreement shall alter any of the rights or remedies of PIMSA against COMPANY.  GUARANTOR authorizes PIMSA, without notice or demand and without affecting the liability of GUARANTOR hereunder, from time to time to:

a)    Renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof under the Lease Agreement, including increase or decrease of any amounts due thereunder or any rate of interest specified therein;

b)    Take and hold security for the payment of this Guaranty or the indebtedness guaranteed, and exchange, enforce, waive, release, any such security;

c)    Apply such security and direct the order or manner of sale thereof, as PIMSA in its discretion may determine; and

d)    Release or substitute any one or more of COMPANY or GUARANTOR.  PIMSA may assign this Guaranty in whole or in part. GUARANTOR may assign this Guaranty in whole or in part, provided that GUARANTOR shall remain liable for its obligations hereunder unless released therefrom by PIMSA or its successors and provided further that GUARANTOR shall first give PIMSA sixty (60) days prior written notice.

9.                                      APPLICABLE LAW.     This Guaranty is entered into in the County of Imperial, State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the Laws of the State of California.  The parties further agree that in the event a dispute should arise as to the obligations of either party hereto, the parties expressly waive the right to bring or remove any action in or to the otherwise appropriate Federal District Court.  Such judicial actions shall be pursued exclusively in the appropriate State forum.

10.                               MISCELLANEOUS PROVISIONS.     GUARANTOR agrees to pay to PIMSA a reasonable attorneys’ fee and all other costs and expenses which may be incurred by PIMSA in the collection or efforts to collect the indebtedness owed by COMPANY to PIMSA pursuant to the Lease Agreement or in the collection or efforts to collect or enforcement of the sums due under this Guaranty, provided that if GUARANTOR is the prevailing party in any action or proceeding to enforce this Guaranty or collect any amounts allegedly due hereunder, PIMSA shall pay GUARANTOR a reasonable attorneys’ fee and other costs and expenses which may be incurred by GUARANTOR.  The paragraph headings of this Guaranty are not part of this Guaranty and shall have no effect upon the construction and interpretation of any part hereof and are inserted herein for convenience only.  In the event that any provision hereof or any portion of any provision hereof shall be deemed to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other portion of said provision or any other provision herein.  All remedies herein conferred upon PIMSA shall be cumulative and no one exclusive of any other remedy conferred herein or by law or equity.  Time is of the essence in the performance of each and every obligation herein imposed.

11.          ACKNOWLEDGEMENT OF ASSIGNMENT.     In the event this Guaranty is assigned to a bank or other lending institution, the GUARANTOR shall furnish to such entity a letter stating that the GUARANTOR acknowledges receipt of notice of an assignment by PIMSA of said Guaranty; that said Guaranty is in full force and effect; that no changes to the Guaranty as originally executed have been made; that the GUARANTOR will not enter into any modification of this Guaranty without first obtaining prior written approval thereof from said lender; that said lender may rely solely upon the Guaranty with respect to the lender’s right to receive the rents in accordance with the terms of the Lease Agreement; and that all payments made thereafter shall be made to the lender or its assigns at such times not in conflict with those permissible under the Lease Agreement, at such places within the United States of America or United States of Mexico and/or in United States Dollars as directed by the lender or its assigns.

12.          NOTICE OF DEFAULT.     Notwithstanding any provision to the contrary herein expressed or implied, no claim of default on the part of COMPANY or on the part of GUARANTOR shall be made hereunder unless and until notice of such defaults has been given to COMPANY as provided in the Lease Agreement and a copy thereof mailed to GUARANTOR by first class certified or registered mail, postage prepaid at: COASTCAST CORPORATION, 3025 East Victoria Street, Rancho Dominguez, California 90221, Attention:  MR. HANS H. BUEHLER, President.

13.          SUCCESSORS BOUND.     This Guaranty is binding upon GUARANTOR, its successors and assigns and shall inure to the benefit of PIMSA, its successors and assigns.

14.          INTERPRETATION.     In this Guaranty in all matters of interpretation, whenever necessary to give effect to any provisions of this Guaranty, the masculine shall include the feminine and the neuter and visa versa, singular shall include the plural, and the plural shall include the singular.

15.          FINANCIAL STATEMENTS.     GUARANTOR shall provide an annual audited or reviewed financial statement at PIMSA’s request.  An audited statement shall be prepared in accordance with generally accepted auditing standards and a reviewed statement shall be prepared in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. PIMSA shall make best efforts to require statements that reflect GUARANTOR’s position consistent with its fiscal year.

IN WITNESS WHEREOF, GUARANTOR has signed this Agreement as of the 28th day of MARCH 2003.

“GUARANTOR”

By	:	/s/ Hans H. Buehler
Its	:	CEO

Attest:

By :	/s/ Norman Fujitaki
Its :	CFO